As filed with the Securities and Exchange Commission on November 30, 2010.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

STERIS Corporation

(Exact name of registrant as specified in its charter)

Ohio	34-1482024
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5960 Heisley Road

Mentor, Ohio 44060-1868

(Address of Principal Executive Offices) (Zip Code)

STERIS Corporation 401(k) Plan

(Full title of the plan)

Mark D. McGinley, Esq.

Senior Vice President, General Counsel, and Secretary

STERIS Corporation

5960 Heisley Road

Mentor, Ohio 44060-1868

(440) 354-2600

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Shares, without par value	2,000,000 (1)	$34.13	$68,260,000	$4,866.94

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional Common Shares, without par value, of STERIS Corporation (the “Common Shares”) as may become issuable pursuant to the anti-dilution provisions of the STERIS Corporation 401(k) Plan. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)	Estimated solely for calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, on the basis of the average of the high and low prices of the Common Shares on the New York Stock Exchange on November 23, 2010, within five business days prior to filing.

PART I

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by STERIS Corporation, an Ohio corporation (the “Registrant”), for the purpose of registering an additional 2,000,000 Common Shares, without par value, of the Registrant (the “Common Shares”) and an indeterminate number of plan interests under the STERIS Corporation 401(k) Plan (the “Plan”). Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates by reference into this Registration Statement the contents of its Registration Statement on Form S-8, Registration No. 333-55976, and Registration Statement on Form S-8, Registration No. 333-09733, relating to the Plan, except that the provisions contained in Part II of such earlier Registration Statements are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and are hereby incorporated by reference by the Registrant and the Plan in this Registration Statement:

•	The Registrant’s Annual Report on Form 10-K (File No. 001-14643) for the fiscal year ended March 31, 2010;

•	The Plan’s Annual Report on Form 11-K (File No. 001-14643) for the twelve month period ended December 31, 2009;

•	The Registrant’s Quarterly Reports on Form 10-Q (File No. 001-14643) for the fiscal quarters ended June 30, 2010 and September 30, 2010;

•	The Registrant’s Current Reports on Form 8-K (File No. 001-14643) filed with the Commission on April 8, 2010, April 20, 2010, June 17, 2010, July 2, 2010 and August 3, 2010; and

•	The description of the Registrant’s Common Shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-14643) filed with the Commission on November 25, 1998.

In addition, all other documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	1992 Amended Articles of Incorporation of STERIS Corporation, as amended on May 14, 1996, November 6, 1996, and August 6, 1998 (filed as Exhibit 3.1 to Form 10-K (Commission File No. 1-14643) filed for the fiscal year ended March 31, 2000, and incorporated herein by reference)

15.1	Letter Regarding Unaudited Financial Information

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney

24.2	Power of Attorney

24.3	Power of Attorney

24.4	Power of Attorney

24.5	Power of Attorney

24.6	Power of Attorney

24.7	Power of Attorney

24.8	Power of Attorney

24.9	Power of Attorney

24.10	Power of Attorney

24.11	Power of Attorney

The Registrant will submit or has submitted the Plan and any amendment to the Plan to the Internal Revenue Service (the “IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mentor, state of Ohio, on this 30th day of November, 2010.

STERIS CORPORATION

By:	/s/ Mark D. McGinley, Esq.
Mark D. McGinley, Esq.
Senior Vice President, General Counsel, and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

* Walter M Rosebrough, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	November 30, 2010

* Michael J. Tokich	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Accounting Officer)	November 30, 2010

* Richard C. Breeden	Director	November 30, 2010

* Cynthia L. Feldmann	Director	November 30, 2010

* Jacqueline B. Kosecoff	Director	November 30, 2010

* David B. Lewis	Director	November 30, 2010

* Kevin M. McMullen	Director	November 30, 2010

* Mohsen M. Sohi	Director	November 30, 2010

* John P. Wareham	Chairman and Director	November 30, 2010

* Loyal W. Wilson	Director	November 30, 2010

* Michael B. Wood	Director	November 30, 2010

*	The undersigned, by signing his name hereto, does sign and execute this registration statement on Form S-8 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of the Registrant and filed herewith as Exhibits 24.1 through 24.11 on behalf of the Registrant.

November 30, 2010

By:	/s/ Mark D. McGinley, Esq.
Mark D. McGinley, Esq., as Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mentor, state of Ohio, on this 30th day of November, 2010.

STERIS Corporation 401(k) Plan

By:	STERIS Corporation,
Plan Administrator

By:	/s/ Michael J. Tokich
Michael J. Tokich
Senior Vice President and Chief Financial Officer,
STERIS Corporation

EXHIBIT INDEX

Exhibit Number	Description
4.1	1992 Amended Articles of Incorporation of STERIS Corporation, as amended on May 14, 1996, November 6, 1996, and August 6, 1998 (filed as Exhibit 3.1 to Form 10-K (Commission File No. 1-14643) filed for the fiscal year ended March 31, 2000, and incorporated herein by reference)

15.1	Letter Regarding Unaudited Financial Information

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney

24.2	Power of Attorney

24.3	Power of Attorney

24.4	Power of Attorney

24.5	Power of Attorney

24.6	Power of Attorney

24.7	Power of Attorney

24.8	Power of Attorney

24.9	Power of Attorney

24.10	Power of Attorney

24.11	Power of Attorney